                                                                   Exhibit 23.13

                                                                 [Andersen LOGO]




Consent of Independent Public Accountants

As Independent Public Accountants, we hereby consent to the use in this Registration Statement on Form F-3 of Companhia Vale do Rio Doce of our report dated January 18, 2001 relating to the financial statements of Mineracao Rio Do Norte, translated into US Dollars, for the years ended December 31, 2000 and 1999 which appear in such Registration Statement.


/s/ ARTHUR ANDERSEN S/C

Rio de Janeiro, Brazil, 2002

                                                                 [Andersen LOGO]




Consent of Independent Public Accountants

As Independent Public Accountants, we hereby consent to the use in this Registration Statement on Form F-3 of Companhia Vale do Rio Doce of our report dated January 17, 2000 relating to the financial statements of Mineracao Rio do Norte, translated into US Dollars, for the years ended December 31, 1999 and 1998 which appear in such Registration Statement.


/s/ ARTHUR ANDERSEN S/C

Rio de Janeiro, Brazil, 2002